EXHIBIT 23

[Letterhead]
Deloitte & Touche LLP
Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois 60601

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-62630, 2-76637, 2-90384, 33-15949, 33-17990, 33-24397, 33-44294, 33-49740, 33-49742, 33-49762, 33-55551, 33-55549, 33-57897, 333-01477, 333-62665, 333-62669, 333-46790, and 333-103757 of Deere & Company and subsidiaries (“Deere & Company”) on Form S-8 and in Registration Statement No. 333-92134 of Deere & Company on Form S-3 of our report dated December 17, 2004, March 9, 2005, as to the cash flow reclassification described in Notes 1, 9, and 26 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph related to a change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective November 1, 2002) related to the financial statements of Deere & Company as of October 31, 2004 and 2003 and for each of the three years in the period ended October 31, 2004, appearing in Part II. Item 5. of the Quarterly Report on Form 10-Q of Deere & Company for the quarterly period ended January 31, 2005, and to the reference to us under the heading “Experts” in the Prospectuses, which are part of such Registration Statements.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 9, 2005

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